Exhibit 99.1

SAFETY ANNOUNCES BOARD REFRESHMENT WITH THE ADDITION OF JOHN D. FARINA AND DEBORAH E. GRAY

Two New Independent Directors Enhance Extensive Insurance, Finance, Data Privacy and Security, Legal, and Governance Expertise on the Board

To File Preliminary Proxy Statement That Includes Proposals to Further Enhance Shareholder Rights

Boston, Massachusetts, March 25, 2022. Safety Insurance Group, Inc. (NASDAQ: SAFT) (“Safety” or the “Company”) announced today the appointments of John D. Farina and Deborah E. Gray to its Board of Directors, effective immediately and several governance enhancements for which the Board will solicit support in advance of the upcoming annual meeting of stockholders (the “Annual Meeting”).

Changes in Board of Directors

The Company today announced the appointment of two directors, Mr. Farina and Ms. Gray, and the retirement of a director.

Mr. Farina recently retired from PricewaterhouseCoopers (“PwC”) as a Northeast Managing Partner and as a member of PwC’s Global Board of Directors, where he was a member of the Risk & Quality and Operations Committees. He has over three decades of experience advising both domestic and multinational Fortune 500 companies on financial accounting, regulatory, and tax matters, with a deep expertise in the insurance industry.

Ms. Gray joins the Board with over 30 years of experience as a corporate attorney and General Counsel for both publicly traded and private entities in a diverse range of industries, including high tech, ed tech, Software-as-a-Service (SaaS), professional services and life sciences. Her legal and business expertise with high-growth companies, ranging from start-ups to publicly traded multibillion-dollar corporations, are beneficial to Safety, particularly in relation to risk management, compliance, data privacy and security, and corporate governance matters.

Mary C. Moran, Chair of the Nominating and Governance Committee commented, “As the Board engaged with dozens of potential Board candidates since our last Annual Meeting, it became clear that Mr. Farina and Ms. Gray were standouts that would be great additions to Safety’s Board. They are both highly respected, independent executives with demonstrated track records of business achievements. The Board and I are looking forward to their contributions.”

“We are grateful for the input we received from stockholders during our Board refreshment process,” Ms. Moran continued. “We are confident that the process has led to the appointment of two outstanding candidates and believe the Board will benefit significantly from their expertise as we work to drive value for all stockholders.”

One of Safety’s current directors, Frederic H. Lindeberg, has informed the Company of his intention to retire from the Board of Directors, effective immediately.

“Fred has provided many years of valuable service and insight to Safety, and we are grateful for his significant contributions. We wish him well in his future endeavors,” said David F. Brussard, Chairman of Safety.

Today’s appointments represent the culmination of the Company’s previously announced refreshment process that began in August 2021. With the addition of these two new directors, four of the Company’s six independent directors have joined the Board within the past five years.

Proposals at the Annual Meeting to Enhance Safety’s Governance

As previously disclosed, the Board has conducted a comprehensive process to review and improve Safety’s corporate governance. As a result of this review, the Board previously approved various changes, including the appointment of a Lead Independent Director and the rotation of committee leadership.

At the Annual Meeting, the Board will seek ratification of several amendments to the Company’s Charter aimed at enhancing stockholder rights and promoting accountability. These changes include providing stockholders the right to call special meetings of stockholders, to use written consent in lieu of a meeting and to amend the Company’s Charter in the future by a simple majority vote.

Ms. Moran added, “The enhanced governance initiatives are the result of a review of the Company’s governance structure and reflect our Board’s ongoing commitment to strong corporate governance and accountability to stockholders. We hope our stockholders will support these efforts and vote to approve the changes to Safety’s Charter at the upcoming Annual Meeting.”

Preliminary Proxy Statement to be Filed

Safety will file its preliminary proxy statement with the U.S. Securities and Exchange Commission. Stockholders do not need to take any action at this time.

About John D. Farina

John D. Farina is a retired partner of PricewaterhouseCoopers (“PwC”), where he spent 35 years advising both domestic and multinational Fortune 500 companies on financial accounting, regulatory, and tax matters. Mr. Farina also led PwC’s US Insurance Tax practice and has deep insurance industry expertise. During his time at PwC, Mr. Farina held a variety of senior leadership roles including Managing Partner of the Northeast Region, where he was responsible for approximately 3,800 partners and staff in five offices. In this role, he oversaw strategic planning, operations, finance, risk management, human capital, and marketing functions. Mr. Farina was elected by his fellow partners for two terms on both PwC’s US and Global Boards, providing 10 years of governance oversight to the firm.

After retiring from PwC in 2021, Mr. Farina was elected to join the National Committee of St. Jude Children's Research Hospital in Memphis, Tennessee, where he serves on the Audit & Compliance Committee. Mr. Farina has also served on several non-profit boards, including the Greater Boston Chamber of Commerce. Mr. Farina received his BBA in Accounting from Evangel University and is a

CPA in Massachusetts and Texas. Mr. Farina qualifies as an “Audit Committee Financial Expert” as defined by the U.S. Securities and Exchange Committee rules.

About Deborah E. Gray

Deborah E. Gray has served in various General Counsel roles over her 30 year career, including most recently providing her expertise to non-profit and start-up organizations. Currently, she is providing General Counsel services to the Achievement Network, a private, non-profit education organization where she leads all day-to-day legal, data privacy and security, and compliance initiatives. Prior to this role, Ms. Gray served as Vice President, General Counsel and Secretary at Acquia, Inc., a Software-as-a-Service (SaaS) company, from October 2011 to December 2013, where she led the creation and build out of its global legal, data security and corporate compliance functions including M&A, commercial contracts, licensing, real estate, employment, corporate and Board governance. From 2002 to 2011, Ms. Gray was with Charles River Laboratories International, Inc., a U.S. life sciences company providing pre-clinical/clinical lab services for pharma, medical devices and biotech companies. At Charles River Laboratories, she was responsible for corporate, licensing, employment law, SEC and NYSE reporting and compliance, corporate governance, M&A, and general commercial contracts. In 2006, she took on the role of chief employment counsel for offices in 19 states and various locations in Canada, Japan, China, India and Europe. Previous to this, Ms. Gray was a member of the Executive Team at Sapient Corporation, a publicly traded professional services tech company, as Vice President, General Counsel, and Assistant Secretary and with Harcourt General, a publicly traded holding company, as Senior Corporate & SEC Counsel. Ms. Gray began her legal career at WilmerHale in Boston where she was a Junior Partner specializing in mergers and acquisitions, initial public offerings, and SEC compliance matters.

Ms. Gray has served on various non-profit boards including, The Home For Little Wanderers, the largest child welfare organization in the country, where she co-chaired the Nominating & Governance Committee and chaired the Risk Management Committee for many years. Previously, she was also a Trustee of Colby College and an Overseer of the Boston Symphony Orchestra. Ms. Gray graduated with a B.A. from Colby College and a J.D. from Boston College Law School.

About Safety

Safety Insurance Group, Inc., based in Boston, MA, is the parent of Safety Insurance Company, Safety Indemnity Insurance Company, Safety Property and Casualty Insurance Company, and Safety Northeast Insurance Company. Operating exclusively in Massachusetts, New Hampshire, and Maine, Safety is a leading writer of property and casualty insurance products, including private passenger automobile, commercial automobile, homeowners, dwelling fire, umbrella and business owner policies.

Additional Information: Press releases, announcements, U. S. Securities and Exchange Commission (“SEC”) Filings and investor information are available under “About Safety,” “Investor Information” on our Company website located at www.SafetyInsurance.com. Safety filed its December 31, 2021 Form 10-K with the SEC on February 28, 2022 (“2022 Form 10-K”) and urges shareholders to refer to this document for more complete information concerning Safety’s financial results. The Company intends to file a proxy statement on Schedule 14A, an accompanying WHITE proxy card and other relevant documents with the SEC in connection with such solicitation of proxies from the Company’s stockholders for the Company’s 2022 annual meeting of stockholders.

Certain Information Regarding Participants: The Company, its directors and certain of its executive officers will be participants in the solicitation of proxies from the Company’s stockholders in connection with the matters to be considered at the Company’s 2022 Annual Meeting of Stockholders. Information about the Company’s directors and executive officers is available in the Company’s (a) 2021 Form 10-K and (b) proxy statement with respect to the Company’s 2021 Annual Meeting of Stockholders filed with the SEC. To the extent holdings of the Company’s securities by such directors or executive officers have changed since the amounts printed in the proxy statement, such changes have been or will be reflected on Statements of Changes in Beneficial Ownership on Form 4 filed with the SEC. Additional information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the Company’s 2022 Annual Meeting of Stockholders.

Contacts:

Safety Insurance Group, Inc.

Office of Investor Relations

877-951-2522

InvestorRelations@SafetyInsurance.com

Cautionary Statement under "Safe Harbor" Provision of the Private Securities Litigation Reform Act of 1995:

This press release contains, and Safety may from time to time make, written or oral "forward-looking statements" within the meaning of the U.S. federal securities laws. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “aim,” “projects,” or words of similar meaning and expressions that indicate future events and trends, or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may”. All statements that address expectations or projections about the future, including statements about the Company’s strategy for growth, product development, market position, expenditures and financial results, are forward-looking statements.

Forward-looking statements are not guarantees of future performance. By their nature, forward-looking statements are subject to risks and uncertainties. There are a number of factors, many of which are beyond our control, that could cause actual future conditions, events, results or trends to differ significantly and/or materially from historical results or those projected in the forward-looking statements. These factors include but are not limited to:

•	The competitive nature of our industry and the possible adverse effects of such competition;
•	Conditions for business operations and restrictive regulations in Massachusetts;
•	The possibility of losses due to claims resulting from severe weather;
•	The possibility that the Commissioner of Insurance may approve future rule changes that change the operation of the residual market;
•	The possibility that existing insurance-related laws and regulations will become further restrictive in the future;
•	Our possible need for and availability of additional financing, and our dependence on strategic relationships, among others;
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The effects of emerging claim and coverage issues on the Company’s business are uncertain, and court decisions or legislative or regulatory changes that take place after the Company issues its policies, including those taken in response to COVID-19 (such as requiring insurers to cover business interruption claims irrespective of terms or other conditions included in the policies that would otherwise preclude coverage), can result in an unexpected increase in the number of claims and have a material adverse impact on the Company's results of operations;

•	The possibility that civil litigation and/or the Commissioner may require additional premium relief payouts related to COVID-19;
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The impact of COVID-19 and related risks, including on the Company's employees, agents or other key partners, could materially affect the Company's results of operations, financial position and/or liquidity; and

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Other risks and factors identified from time to time in our reports filed with the SEC, such as those set forth under the caption “Risk Factors” in our Form 10-K for the year ended December 31, 2021 filed with the SEC on February 28, 2022.

We are not under any obligation (and expressly disclaim any such obligation) to update or alter our forward-looking statements, whether as a result of new information, future events, or otherwise. You should carefully consider the possibility that actual results may differ materially from our forward-looking statements.